SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                                    FORM T-1
                                    _________

                       STATEMENT OF ELIGIBILITY UNDER THE
                        TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE

                Check if an Application to Determine Eligibility
                  of a Trustee Pursuant to Section 305(b)(2) __


                       STATE STREET BANK AND TRUST COMPANY
               (Exact name of trustee as specified in its charter)

                      Massachusetts                       04-1867445
            (Jurisdiction of incorporation or          (I.R.S. Employer
        organization if not a U.S. national bank)    Identification No.)

             225 Franklin Street, Boston, Massachusetts        02110
              (Address of principal executive offices)         (Zip Code)

        John R. Towers, Esq. Executive Vice President and General Counsel
                225 Franklin Street, Boston, Massachusetts  02110
                                 (617) 654-3253
            (Name, address and telephone number of agent for service)


                              AMERICA ONLINE, INC.
               (Exact name of obligor as specified in its charter)

                       DELAWARE                           54-1322110
            (State or other jurisdiction of            (I.R.S. Employer
            incorporation or organization)           Identification No.)

                  22000 AOL Way, Dulles, Virginia         20166
               (Address of principal executive offices)  (Zip Code)


             4% Convertible Subordinated Notes Due November 15, 2002

                         (Title of indenture securities)

                                     GENERAL

Item 1.   General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervisory authority to which it is subject.

          Department of Banking and Insurance of The Commonwealth of Massachusetts, 100 Cambridge Street, Boston, Massachusetts.

          Board of Governors of the Federal Reserve System, Washington, D.C., Federal Deposit Insurance Corporation, Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers. Trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations with Obligor.

     If the Obligor is an affiliate of the trustee, describe each such affiliation.

          The obligor is not an affiliate of the trustee or of its parent, State Street Corporation.

          (See note on page 2.)

Item 3. through Item 15. Not applicable.

Item 16.  List of Exhibits.

     List below all exhibits filed as part of this statement of eligibility.

     1.   A copy of the articles of association of the trustee as now in effect.

          A copy of the Articles of Association of the trustee, as now in effect, is on file with the Securities and Exchange Commission as
          Exhibit 1 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     2. A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.

          A copy of a Statement from the Commissioner of Banks of Massachusetts that no certificate of authority for the trustee to commence business was necessary or issued is on file with the Securities and Exchange Commission as Exhibit 2 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     3. A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2), above.

          A copy of the authorization of the trustee to exercise corporate trust powers is on file with the Securities and Exchange Commission as
          Exhibit 3 to Amendment No. 1 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Morse Shoe, Inc. (File No. 22-17940) and is incorporated herein by reference thereto.

     4. A copy of the existing by-laws of the trustee, or instruments corresponding thereto.

          A copy of the by-laws of the trustee, as now in effect, is on file with the Securities and Exchange Commission as Exhibit 4 to the Statement of Eligibility and Qualification of Trustee (Form T-1) filed with the Registration Statement of Eastern Edison Company (File No. 33-37823) and is incorporated herein by reference thereto.

     5. A copy of each indenture referred to in Item 4. if the obligor is in default.

          Not applicable.

     6.   The consents of United States institutional trustees required by
Section 321(b) of the Act.

          The consent of the trustee required by Section 321(b) of the Act is annexed hereto as Exhibit 6 and made a part hereof.

     7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority is annexed hereto as Exhibit 7 and made a part hereof.


                                      NOTES

     In answering any item of this Statement of Eligibility which relates to matters peculiarly within the knowledge of the obligor or any underwriter for the obligor, the trustee has relied upon information furnished to it by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information.

     The answer furnished to Item 2. of this statement will be amended, if necessary, to reflect any facts which differ from those stated and which would have been required to be stated if known at the date hereof.



                                    SIGNATURE


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, State Street Bank and Trust Company, a corporation organized and existing under the laws of The Commonwealth of Massachusetts, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Boston and The Commonwealth of Massachusetts, on the January 21, 1998.

                                STATE STREET BANK AND TRUST COMPANY


                                By:   /s/ Arthur J. MacDonald
                                NAME   Arthur J. MacDonald
                                TITLE    Assistant Vice President

                                    EXHIBIT 6

                             CONSENT OF THE TRUSTEE

     Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, in connection with the proposed issuance by America Online, Inc. of its 4% Convertible Subordinated Notes Due November 15, 2002, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                STATE STREET BANK AND TRUST COMPANY


                                By:   /s/ Arthur J. MacDonald
                                NAME   Arthur J. MacDonald
                                TITLE    Assistant Vice President


Dated: January 21, 1998

                         EXHIBIT 7

Consolidated Report of Condition of State Street Bank and Trust Company, Massachusetts and foreign and domestic subsidiaries, a state banking institution organized and operating under the banking laws of this commonwealth and a member of the Federal Reserve System, at the close of business September 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act and in accordance with a call made by the Commissioner of Banks under General Laws, Chapter 172,
Section 22(a).


                                                               Thousands of
                                                                 Dollars
ASSETS

Cash and balances due from depository institutions:
   Noninterest-bearing balances and currency and coin              1,380,475
   Interest-bearing balances                                       8,821,855
Securities                                                        10,461,989
Federal  funds sold and securities purchased under agreements      6,085,138
to resell in domestic offices
   of the bank and its Edge subsidiary
Loans and lease financing receivables:
   Loans and leases, net of unearned income            5,597,831
   Allowance for loan and lease losses                    79,416
   Allocated transfer risk reserve.                            0
Loans and leases, net of unearned income and                       5,518,415
allowances
Assets held in trading accounts                                      917,895
Premises and fixed assets                                            390,028
Other real estate owned                                                  779
Investments in unconsolidated subsidiaries                            34,278
Customers' liability to this bank on acceptances outstanding          83,470
Intangible assets.                                                   227,659
Other assets                                                       1,969,514

Total assets                                                      35,891,495

LIABILITIES

Deposits:
   In domestic offices                                             8,095,559
     Noninterest-bearing               5,962,025
     Interest-bearing                  2,133,534
   In foreign offices and Edge subsidiary                         14,399,173
     Noninterest-bearing                  86,798
     Interest-bearing                 14,312,375
Federal funds purchased and securities sold under agreements       7,660,881
to repurchase in domestic offices of the bank and of its
   Edge subsidiary
Demand notes issued to the US Treasury and Trading                 1,107,552
Liabilities
Other borrowed money                                                 589,733
Subordinated notes and debentures                                          0
Bank's liability on acceptances executed and outstanding              85,600
Other liabilities                                                  1,830,593

Total liabilities                                                 33,769,091

EQUITY CAPITAL
Perpetual preferred stock and related surplus                              0
Common stock                                                          29,931
Surplus                                                              437,183
Undivided profits and capital reserves/Net unrealized holding      1,660,158
gains (losses)
Cumulative foreign currency translation adjustments                  (4,868)
Total equity capital                                               2,122,404

Total liabilities and equity capital                              35,891,495

I, Rex S. Schuette, Senior Vice President and Comptroller of the above named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                   Rex S. Schuette


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

                                        David A. Spina
                                        Marshall N. Carter
                                        Truman S. Casner